EXHIBIT 99.1

JUPITERMEDIA ANNOUNCES PLANS TO ACQUIRE ARTTODAY.COM NETWORK FROM INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

(New York, NY- June 25, 2003) - Jupitermedia Corporation (Nasdaq: JUPM) announced that it has signed a definitive agreement to acquire all of the shares of ArtToday, Inc. (www.arttoday.com) from International Microcomputer Software, Inc. (OTC "Bulletin Board": IMSI.OB) for $13.0 million in cash, 250,000 restricted shares of Jupitermedia common stock and an earn-out that could result in an additional $4.0 million in cash consideration over the next two years. The transaction is expected to close by June 30, 2003 and is subject to customary closing conditions.

ArtToday.com offers paid online subscriptions for photographs, clipart, Web graphics, animations and fonts. In addition, ArtToday.com, has a network of design-oriented Web sites that provide graphic users with royalty free content at affordable prices. These sites include Photos.com (www.photos.com), ClipArt.com (www.ClipArt.com), Graphics.com (www.graphics.com), FlashComponents.com (www.flashcomponents.com) and RebelArtist.com (www.rebelartist.com), among others. ClipArt.com is the largest subscription-based graphics resource on the Web with more than 2.5 million clipart images, animations, photos, fonts and sounds. The entire ArtToday.com network of Web sites generates in excess of 30 million page views per month and has approximately 3.0 million unique visitors per month.

"We are very pleased to be able to acquire one of the leading paid subscription resources on the Web," stated Alan M. Meckler, Chairman and CEO of Jupitermedia. "The acquisition of ArtToday.com and its large graphics-oriented readership brings new and diversified revenue and business opportunities for Jupitermedia, while further extending our resources for Web development, Web design, interactive marketing and the technology industry. We also expect significant marketing and business synergies between ArtToday.com and our internet.com/EarthWeb.com Network as well as our numerous trade shows. If completed, we expect that this acquisition will be immediately accretive to our earnings," stated Meckler.

About Jupitermedia Corporation

Jupitermedia Corporation (Nasdaq: JUPM), (www.jupitermedia.com) headquartered in Darien, CT, is a leading provider of global real-time news, information, research and media resources for information technology and Internet industry professionals. Jupitermedia includes the internet.com and EarthWeb.com Network of over 150 Web sites and 175 e-mail newsletters that generate over 200 million page views monthly. Jupitermedia also includes Jupiter Research, a leading international research advisory organization specializing in business and technology market research in 18 business areas and 11 vertical markets. In addition, Jupiter Events include nearly 40 offline conferences and trade shows focused on IT and business-specific topics, including Computer Digital Expo, America's 21st Enterprise IT Conference & Expo (www.cdxpo.com).

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia Corporation competes; the unpredictability of Jupitermedia Corporation's future revenues, expenses, cash flows and stock price; Jupitermedia Corporation's ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia Corporation's international and


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venture fund investments; any material change in Jupitermedia Corporation's intellectual property rights and continued growth and acceptance of information technology and the Internet. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia Corporation's reports filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia Corporation assumes no obligation to update the forward-looking statements after the date hereof.

Contact:
Mary Ann Boland
Marketing and Public Relations Associate
212-547-7939
mboland@jupitermedia.com